EXHIBIT 10.4

PROMISSORY NOTE

Principal Amount $14,400
Stated Interest Rate: See below
September 17, 2010
Secured Property: Vehicles described on following page

WHEREAS,

In September, 2010, the maker borrowed $14,400 from an officer of the Company.  This amount relates to the same figure borrowed by one of our officers from a third party lender (1-800- loan mart) based in California.  The Maker is the third party beneficiary of the amount borrowed by our officer as we received all proceeds from such loans. We also agreed to pledge two of our vehicles as a security interest in favor of the third party lender.  We resolved to make all monthly payments directly to the third party lender at the terms contracted by our officer, summarized as follows:  Loan #1: term is 36 months, monthly payment of principal and interest is $854.01, and the annual percentage rate is 101.94%; and Loan # 2: term is 30 months, monthly payment of principal and interest is $443.60, and the annual percentage rate is 97.94%. As of the date of filing of this statement, we are current with our monthly payment obligations on these notes.  Due to the high rate of interest associated with these notes, the Maker anticipates paying these notes in full as soon as practical.  The notes carry no penalty for early pre-payment.

NOW, THEREFORE, IT IS AGREED THAT

FOR VALUE RECEIVED, Digital Extreme Technologies, Inc (“Maker”), promises to the pay to the order of Jeffrey Weiland, Lender (“Payee”) the sum of U.S.$14,400 (the “Principal Amount”) as follows:

Loan No. 1: Maker shall make monthly payments directly to 1-800-Loan Mart, a CA corporation (third party lender) of $854.01 on 17th day of each month and continuing until the principal and interest is paid in full over the 36 month term. This note bears interest at annual percentage rate of 101.94.

Loan No. 2: Maker shall make monthly payments directly to 1-800-Loan Mart, a CA corporation (third party lender) of $443.60 on 17th day of each month and continuing until the principal and interest is paid in full over the 30 month term. This note bears interest at annual percentage rate of 97.94%.

All payments hereunder shall be made to such address as may from time to time be designated by the Payee.  The current address for payments is 800 LOAN Mart, 15821 VENTURA BLVD, STE 280,ENCINO, CA 91436. The Principal Amount may be prepaid, at any time, in whole or in part, by the Maker without penalty. Payments not received within 10 days of the due date shall be subject to a late fee equal the amount owed by the Payee to 1-800-LOAN Mart, third party lender.  Any forbearance on the part of the Payee with regard to any payment of principal or late fee shall not be deemed to be a waiver of future rights to enforce these payment obligations.

The Maker hereby agrees to grant Payee a security interest in the underlying vehicle and agrees to execute a lien in favor of the Maker, to be filed with the CA Department of Highway Safety and Motor Vehicles. In the event Maker does not pay the Principal Amount on a timely basis, Maker shall pay all reasonable attorney fees and costs of collection.

The Maker and all other parties to this Note, whether as endorsers, guarantors or sureties (collectively the “Bound Parties”), agree to remain fully bound until this Note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this Note.  No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion.  Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the Bound Parties.

This promissory note shall be governed by the laws of the State of Nevada. In addition, the state courts of the State of Nevada shall be the proper venue for the resolution of any dispute relating to this note.

Security Interest:  The maker agrees with the pledge of a security interest in favor of 800-Loan Mart in the following vehicles: 2005 Jaguar S type automobile and 2006 Jeep Grand Cherokee.

Digital Extreme Technologies, Inc., Maker

/s/  Robert Scott Amaral
By, Robert Scott Amaral, its CEO